UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2012

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  Compensation Arrangements for Non-Employee Directors

On January 27, 2012, the Compensation Committee of the Board of Directors, or the Compensation Committee, of VIVUS, Inc., or the Company, approved a new cash compensation arrangement for the Company’s non-employee directors, with the existing equity compensation arrangement remaining unchanged.  The new arrangement will go into effect as of January 1, 2012. Under this arrangement, each non-employee director will receive an annual retainer of $101,400, with the lead director receiving an additional $17,000 per year, the chairman of the Compensation Committee receiving an additional $17,000 per year and the chairman of the Audit Committee receiving an additional $22,000 per year.  The annual retainers are paid in equal quarterly installments.

On January 27, 2012, the Compensation Committee also approved a stock option grant for each of Directors Charles J. Casamento, Mark B. Logan, and Linda M. Dairiki Shortliffe, M.D. exercisable for 25,000 shares of the Company’s common stock.  The shares subject to the stock options vest and become exercisable at a rate of 12.5% per month on the first day of each month following the date of grant, subject to the option holder’s continued services to the Company on such dates.  Each stock option has an exercise price of $12.04 per share, a 10 year term from the date of grant and an exercise period equal to 12 months from termination of the option holder’s services to the Company.

(e)  Cash Bonus Payments and Stock Option Awards for Named Executives

On January 27, 2012, the Compensation Committee authorized and approved cash bonus payments and stock option awards to employees for fiscal year 2011, including named executive officers Leland F. Wilson, Chief Executive Officer, Peter Y. Tam, President, Timothy E. Morris, Senior Vice President Finance and Global Corporate Development, Chief Financial Officer, Michael P. Miller, Senior Vice President and Chief Commercial Officer, Guy P. Marsh, Vice President, U.S. Operations and General Manager and John L. Slebir, Vice President, Business Development and General Counsel.  The bonus payment and stock option award for Mr. Wilson were also authorized and approved pursuant to the terms of the employment agreement between the Company and Mr. Wilson dated December 20, 2007, as amended to date, or the Employment Agreement.  The following table sets forth the specific cash bonus payments and stock option awards authorized and approved for each of Messrs. Wilson, Tam, Morris, Miller, Marsh and Slebir and Dr. Day:

Named Executive Officers (1)	Cash Bonus Payments	Option Awards (2)
Leland F. Wilson	$331,925	341,000
Peter Y. Tam	$212,930	106,000
Timothy E. Morris	$139,727	90,000
Michael P. Miller	$118,941	90,000
Guy P. Marsh	$111,024	90,000
Wesley W. Day	$105,444	50,000
John L. Slebir	$93,713	50,000

(1)

These officers include individuals who were named executive officers in the Company’s proxy statement filed with the SEC on April 29, 2011, as well as individuals who will be listed as named executive officers in the Company’s proxy statement to be filed in connection with its 2012 annual meeting of stockholders. As previously disclosed in the Company’s Form 8-K dated June 20, 2011, the Company intends to solicit stockholder approval, on an advisory basis, of its named executive officers’ compensation on an annual basis and therefore will solicit stockholder approval of the foregoing compensation at its 2012 annual meeting of stockholders.

(2)

The shares of common stock subject to each stock option shall vest and become exercisable over four (4) years as follows: 25% of the shares on the one (1) year anniversary of the date of grant, with one forty-eighth (1/48th) of the total number of shares subject to the option vesting and becoming exercisable at the end of each month thereafter, subject to the option holder’s continued services to the Company on such dates. Each stock option has an exercise price of $12.04 per share, a 10-year term from the date of grant and an exercise period equal to 12 months from termination of the option holder’s services to the Company.

The Compensation Committee, in its sole discretion, authorized and approved the cash bonuses for each of the named executive officers.  Bonuses were calculated using a formula that includes: (a) the individual’s salary, (b) the individual’s target bonus, and (c) such other discretionary factors as the Compensation Committee determined appropriate given the performance of the Company, and the participant’s contribution to the Company’s overall performance, including the achievement of various corporate objectives.

Increases to Base Salary Compensation for Named Executive Officers

On January 27, 2012, the Compensation Committee conducted its annual review of the base salaries of the Company’s officers and employees, including its named executive officers.  The review of Mr. Wilson’s base salary was also conducted pursuant to the terms of the Employment Agreement. The following table sets forth the 2012 annual base salaries authorized and approved for each of Messrs. Wilson, Tam, Morris, Miller, Marsh and Slebir and Dr. Day:

Named Executive Officers (1)	2011 Base Salary	2012 Base Salary
Leland F. Wilson	$710,000	$738,000
Peter Y. Tam	$501,012	$545,012
Timothy E. Morris	$410,963	$433,563
Michael P. Miller	$349,826	$394,076
Guy P. Marsh	$326,541	$340,418
Wesley W. Day, Ph.D.	$354,432	$404,495
John L. Slebir	$315,000	$360,750

(1)

These officers include individuals who were named executive officers in the Company’s proxy statement filed with the SEC on April 29, 2011, as well as individuals who will be listed as named executive officers in the Company’s proxy statement to be filed in connection with its 2012 annual meeting of stockholders.  As previously disclosed in the Company’s Form 8-K dated June 20, 2011, the Company intends to solicit stockholder approval, on an advisory basis, of its named executive officers’ compensation on an annual basis and therefore will solicit stockholder approval of the foregoing compensation at its 2012 annual meeting of stockholders.

Other Compensation for Chief Executive Officer

On January 27, 2012, the Compensation Committee approved the increase of Mr. Wilson’s eligibility to receive annual cash incentive payments for the achievement of performance goals established by the Board of Directors or the Compensation Committee from 52% to 55% of Mr. Wilson’s annual base salary.

On January 27, 2012, the Compensation Committee also approved the third amendment to Mr. Wilson’s Employment Agreement, or the Amendment.  Pursuant to the Amendment, the Initial Term of the Employment Agreement is increased from four (4) to five (5) years commencing on June 1, 2007.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 5.02.

Other Compensation Plans

On January 27, 2012, the Compensation Committee authorized and approved a special performance incentive plan pursuant to which all of the Company’s employees, including the Company’s principal executive officer, principal financial officer and named executive officers, will be eligible to receive a cash bonus payment for each of (i) U.S. Food and Drug Administration, or FDA, approval of the New Drug Application, or NDA, for Qnexa in the U.S., or Qnexa U.S. Approval, (ii) a final positive opinion from the Committee for Medicinal Products for Human Use, or CHMP, on the Marketing Authorization Application, or MAA, for Qnexa in the EU, or Qnexa EU Approval and (iii) FDA approval of the NDA for avanafil in the U.S., or Avanafil U.S. Approval, occurring, if at all, during calendar year 2012.  In order to be eligible under the plan, an employee must be a full-time active employee as of January 27, 2012 and on the date during 2012 on which one of the foregoing qualifying events occurs.  Bonus payments under the special performance incentive plan are in addition to any bonus payments otherwise available to employees at the discretion of the Compensation Committee.  Under the plan, each eligible employee will receive a cash bonus payment at a rate equal to a percentage of such employee’s established annual cash bonus potential for 2012, or 2012 Bonus Potential, for each qualifying event as follows: (i) 60% of the 2012 Bonus Potential upon Qnexa U.S. Approval, (ii) 40% of the 2012 Bonus Potential upon Qnexa EU Approval and (iii) 40% of the 2012 Bonus Potential upon Avanafil U.S. Approval.  However, the Company’s management may reduce the bonus rate in its sole discretion provided that the reduced bonus rate applies to all eligible employees.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1*	Third Amendment dated January 27, 2012 to the Employment Agreement dated December 20, 2007 by and between the Registrant and Leland F. Wilson

* Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

Date:  January 27, 2012